                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share

                                                   For the Nine Months Ended
                                                         March 31, 1997
                                                   -------------------------

                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------
Net loss as reported (A)                             $(6,159,000)   $(6,159,000)
                                                   ===========    ===========

Average common shares outstanding would be adjusted for the exercise of stock options as follows:

 Weighted average shares outstanding                7,972,175      7,972,175

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                               52,554         79,439
                                                   ----------     ----------

Average common and common equivalent shares
 outstanding (B)                                    8,024,729      8,051,614
                                                   ==========     ==========
Net loss per common and common
 equivalent share (A/B)                           $      (.77)   $     (.76)
                                                   ==========     ==========

                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share

                                                   For the Nine Months Ended
                                                         March 31, 1996
                                                   -------------------------

                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------
Net loss as reported                               $(12,046,000)  $(12,046,000)

Add interest expense and deferred charge
 amortization (net of income taxes)                                    735,000(1)
                                                    -----------    -----------

Adjusted net loss for computation (A)              $(12,046,000)  $(11,311,000)
                                                    ===========    ===========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

 Weighted average shares outstanding                  7,865,538      7,865,538

 Shares assumed issued upon conversion of
   debentures                                                        1,051,316

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                                 99,168         99,168
                                                    -----------     ----------

Average common and common equivalent shares
 outstanding (B)                                      7,964,706      9,016,022
                                                    ===========     ==========
Net loss per common and common
 equivalent share (A/B)                            $      (1.51)   $     (1.25)
                                                    ===========     ==========

Notes:

(1)  The net loss for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.

                                  EXHIBIT 11
                      QUIXOTE CORPORATION AND SUBSIDIARIES
                Computation of Net Earnings per Average Common
                          and Common Equivalent Share

                                                 For the Three Months Ended
                                                       March 31, 1997
                                                 --------------------------
                                                                   Fully
                                                   Primary        Diluted
                                                 ----------     ----------
Net loss as reported (A)                        $(7,994,000)   $(7,994,000)
                                                 ===========    ===========

Average common shares outstanding would be adjusted for the exercise of stock options as follows:

Weighted average shares outstanding               7,974,612      7,974,612

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                               52,554         79,439
                                                 ----------     ----------

Average common and common equivalent shares
 outstanding (B)                                  8,027,166      8,054,051
                                                 ==========     ==========

Net loss per common and common
 equivalent shares (A/B)                        $     (1.00)   $      (.99)
                                                 ==========     ==========

                                     EXHIBIT 11
                         QUIXOTE CORPORATION AND SUBSIDIARIES
                    Computation of Net Earnings Per Average Common
                              and Common Equivalent Share

                                                 For the Three Months Ended
                                                       March 31, 1996
                                                 --------------------------
                                                                   Fully
                                                   Primary        Diluted
                                                 ----------     ----------
Net loss as reported                            $(1,801,000)   $(1,801,000)

Add interest expense and deferred charge
 amortization (net of income taxes)                                245,000 (1)
                                                 ----------     ----------

Adjusted net loss for computation (A)           $(1,801,000)   $(1,556,000)
                                                 ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding               7,870,501      7,870,501

Shares assumed issued upon conversion of
 debentures                                                      1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                               99,168         99,168
                                                 ----------     ----------

Average common and common equivalent shares
 outstanding (B)                                  7,969,669      9,020,985
                                                 ==========     ==========

Net loss per common and common
 equivalent shares (A/B)                        $      (.23)   $      (.17)
                                                 ==========     ==========

Notes:

(1)  The net loss for the fully diluted calculation is adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.